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                                                                   EXHIBIT 10.32

                            ASSET PURCHASE AGREEMENT

     AGREEMENT dated November 12, 2004, among QualMark ACG Corporation, a Colorado corporation ("Purchaser"), QualMark Corporation, a Colorado corporation ("Parent"), and ACG Dynamics, Inc., a Connecticut corporation ("Seller").

     WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, substantially all the assets of Seller, upon the terms hereinafter set forth; and

     WHEREAS, Purchaser is a wholly-owned subsidiary of Parent, which has agreed to take some actions on behalf of Purchaser, and which also has some rights and obligations under this Agreement (Parent and Purchaser are collectively referred to herein as "QualMark").

     NOW, THEREFORE, in consideration of the covenants set forth herein and in reliance on the representations and warranties contained herein, the parties hereto hereby agree as follows:

     Section 1. Purchase and Sale of Assets.

     1.1. Acquired Assets.

          (a) On the Closing Date (as hereinafter defined), Seller shall sell, assign, transfer and deliver, unto Purchaser, and its successors and assigns forever, free and clear of all Liens (as defined in Section 5.4 hereof) (other than rights of third parties under contracts assigned pursuant to this Agreement), all right, title, interest and claims in or to the business, properties and assets of Seller or used in Seller's business other than the Excluded Assets (hereinafter defined), together with the goodwill of Seller, all as the same shall exist on the date hereof, together with any additions thereto after the date of this Agreement, (hereinafter sometimes together referred to as the "Acquired Assets"), including without limitation the following assets:

          (i) all machines, equipment, tools, dies, molds, furniture, fixtures, trucks, automobiles, other vehicles, office supplies, and all other tangible personal property, including without limitation that property (A) described on Schedule l.l(a)(i) hereto, (B) used or dedicated to use in the operations of the business of Seller, (C) located at the premises operated by Seller (except, with respect to clauses (A) through (C) above, property leased by Seller, which shall be delivered at the Closing subject to such leases);

          (ii) the contracts, promissory notes, leases of personal property and agreements listed on Schedule l.l(a)(ii) hereto, and all other contracts, leases, agreements, promissory notes and other evidences of indebtedness to Seller (the "Contracts");

          (iii) all intangible assets and all rights, interests and claims of Seller in, to or under all intangible assets (including without limitation Seller's name and any trademarks, trade names or service marks under which Seller has operated, any copyrighted or copyrightable material, patents, patent applications, trade secrets, drawings, designs, formulas, customers' records, customer lists, supplier lists, pricing information, employee records, choses in action, claims), together with any goodwill associated with any of the foregoing, and including without limitation the intangible assets described on Schedule 1.1(a)(iii) hereto;

          (iv) all inventories, raw materials (including inventories and raw materials on order but not received as of the Closing Date), work-in-progress, finished goods ("Inventory");
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          (v) all claims, demands, judgments, rights, choses in action, accounts receivable, bills and notes receivable, documents, instruments, credits and deferred items; and

          (vi) all books, records and files of Seller relating to the business and operations of Seller for all periods ending on or before the Closing Date.

          (b) From and after the Closing Date, Purchaser shall give to Seller free and unrestricted access to the books, files and records relating to the business and operations of Seller prior to the Closing transferred to Purchaser pursuant to Section l.l(a) hereof, as Seller shall from time to time reasonably request. Any access pursuant to this Section l.l(b) shall be conducted in such a manner as not to interfere unreasonably with the operations of the business of Purchaser after the Closing Date.

     1.2. Excluded Assets. The Acquired Assets do not include the assets (hereinafter collectively referred to as the "Excluded Assets") of Seller as follows: (a) inventory sold after the date hereof for fair value in the ordinary course of business consistent with prior practice; (b) cash, cash equivalents and securities; (c) real property, buildings and all appurtenances (with the exception of trade fixtures); (d) minute books and stock transfer ledger of Seller; (e) counterclaims and cross claims to the extent relating to any liability against which Seller indemnifies QualMark hereunder; (f) insurance claims and rights under insurance policies to the extent relating to any liability against which Seller indemnifies QualMark hereunder; (g) rights of Seller under this Agreement; (h) the tangible personal property at Seller's facility owned by the shareholders of Seller and listed on Schedule 1.2 hereto;
- (i) and contracts of employment of Seller, and any employees of Seller, except those particular employees whom Parent has agreed to employ, as specifically set forth herein; (j) Seller's Prepaid Federal Tax account; and (k) Seller's property tax escrow.

     Section 2. Liabilities and Excluded Liabilities.

          (a) Purchaser shall assume on the Closing Date and, effective as of the Closing and contingent upon the occurrence of the Closing, shall discharge in accordance with their terms (subject to any defenses or claimed offsets asserted in good faith against the obligee to whom such liabilities, payments and obligations are owed), all liabilities, payments or obligations of Seller (absolute, contingent or otherwise) arising out of the business and operations of Seller or the ownership or operation of the Acquired Assets, including, without limitation:

          (j) the current accrued liabilities of Seller to the extent of the amount thereof correctly stated on the Closing Date Balance

          (k) Sheet to be provided by Seller to Purchaser pursuant to Section 2(c) below; and

          (ii) the continuing obligations under the Contracts arising subsequent to the Effective Time of the Closing (as hereinafter defined) based on operations subsequent thereto.

          (b) It is the intention of the parties that Purchaser assume only the current accrued liabilities of Seller to the extent of the amount thereof correctly stated on the Closing Date Balance Sheet; therefore, any provision in
Section 2(a) above to the contrary notwithstanding, Purchaser is not assuming, and shall have no obligation to pay, perform, discharge or satisfy, any of the following items (collectively the "Excluded Liabilities"), as to all of which Seller hereby retains liability:

          (i) Any liability not listed in Section 2(a) above.

          (ii) The liability of Seller under that term loan with Chase (the "Chase Term Loan").

          (iii) Any and all liabilities to employees of Seller, including without limitation employment contracts, workers' compensation awards, incentive compensation accrued, pension costs accrued, benefits accrued or claims payable pursuant to the benefit plans of Seller, payroll, payroll tax accruals, and income, franchise, excise, sales, use, personal, real property and employment taxes (or any other taxes or similar imposts) to the extent that they relate to
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     the period prior to the Effective Time of the Closing or to termination of the employment of such employees as a result of this Agreement;

          (iv) Any and all liabilities and obligations to the extent that they pertain principally to any of the Excluded Assets, including but not limited to any mortgages, deeds of trust or notes secured by real property;

          (v) Any accounts payables owing to any subsidiary, affiliate or equity interest owner of Seller;

          (vi) Liabilities or obligations arising by virtue of the sale and purchase pursuant to this agreement, including but not limited to any taxes owed by Seller as a result of this Agreement;

          (vii) Any and all liabilities related to the release of any hazardous or toxic substance or the violation of any environmental law relating to the operation of Seller's business prior to the Effective Time of the Closing;

          (viii) Any and all liabilities for OSHA and other worker safety matters, taxes, noncompliance with applicable laws or regulations, personal injury, death or property damage, relating to the operation of Seller's business prior to the Effective Time of the Closing; and

          (ix) Such other obligations and liabilities of Seller as are expressly stated herein to be the continuing responsibility of Seller.

          (c) Seller shall prepare and furnish to Purchaser on or about November 11, 2004 a balance sheet of Seller as of the end of business on November 11, 2004 (the "Closing Date Balance Sheet"), prepared from the books and records of Seller in a manner consistent with the accounting principles and methods as defined below in Section 5.3. Such Closing Date Balance Sheet shall be certified by the President of Seller, and shall show a ratio as of the Closing Date of Acquired Assets to Current Liabilities (the "Closing Current Ratio") of at least 2.9:1.

     Section 3. Consideration.

     3.1. Purchase Price. The purchase price (the "Purchase Price") for the Acquired Assets, the Noncompetition Agreements and the other considerations to be supplied by Seller and its equity interest owners hereunder shall be $1,650,000, payable as follows: (a) $50,000 paid by Parent on behalf of Purchaser on October 1, 2004, the receipt of which is hereby confirmed by Seller; (b) $850,000, payable at Closing (hereinafter defined) by wire transfer to the account of Seller (a portion of such amount shall be paid by wire transfer to Seller's lender to pay off Seller's existing bank financing); and
(c) a number of shares of the Common Stock, no par value per share, of Parent (the "Securities") equal to $750,000, divided by the average closing price of Parent's Common Stock over the thirty (30) days of trading immediately preceding November 10, 2004 (September 28, 2004, through November 9, 2004, inclusive), subject to the conditions and restrictions set forth in Sections 3.2 and 3.3 below. At Closing, Seller and Purchaser shall confirm in writing the calculation of the average closing price of Parent's Common Stock over the thirty (30) days of trading immediately preceding November 10, 2004 and the number of Securities to be issued.

     3.2 Restricted Securities. Seller has directed that the Securities be issued to its equity interest owners in the following names and proportions: 40% of the shares to Mr. Andrew Grimaldi, 40% of the shares to Mr. Ken Keys, and 20% of the shares to Mr. Kevin Tierney. (Mssrs. Grimaldi, Keys and Tierney are hereinafter referred to as the "Equity Owners") The Securities will be unregistered and restricted, and will be stamped with a "restricted" legend indicating that the Securities may not be resold unless they are registered with the SEC or are exempt from the registration process. QualMark shall have no obligation to register the Securities or remove such legend; however, at Closing the Purchaser shall deliver (a) addressed to each Equity Owner, an opinion of Parent's counsel, that, under securities laws as of the Closing Date, if the Securities of such Equity Owner are held for a period of one year after the Closing Date without transfer, and if Parent completes in timely fashion all of its filings required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), then such Equity Owner shall thereafter be able to transfer such Securities under Securities and Exchange Commission Rule 144, subject to all of the restrictions of such Rule 144, and (b) to each Equity Owner, a letter from Parent's Chief Financial Officer stating that the Securities are being issued as of November 15. 2004, that any applicable 1-year holding period will end on November 15, 2005. Copies of the form of both such letters are attached hereto and made a part hereof as Schedule 3.2. Parent shall engage its counsel to assist the Equity
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Owners in the sale of the Securities under Rule 144 by issuing opinions to the extent reasonably required by Equity Owners' brokers or Parent's transfer agent, and by performing any related work, but Parent shall not be required to pay more than $10,000 in the aggregate for such opinions and related work; provided, however, that if Parent's counsel will not for any reason issue such opinions for any sale, and Equity Owners' counsel will issue such opinions, then Parent shall pay Equity Owners' counsel to issue such opinions, but, in no case, more than $10,000 in the aggregate. Parent shall cooperate with Equity Owners and take all commercially reasonable steps within its reasonable control to make sure that the Securities are saleable under Rule 144 and shall not take any action to obstruct or cause the transfer agent to obstruct any sale of the Securities under Rule 144, if not prohibited by applicable law. Trading of the Securities will also be subject to any applicable insider trading restrictions. By their execution of this Agreement Seller and the Equity Owners acknowledge the restrictions on the Securities and agree to abide by all Securities and Exchange Commission regulations (including but not limited to Rule 144) with respect to their trading of the Securities. Each Equity Owner individually agrees to indemnify QualMark with respect to his own violation of such restrictions and/or failure to abide by such regulations, but in no circumstances shall the Seller or an Equity Owner be liable for any act or omission of another Equity Owner. The provisions of this Section 3.2 shall survive termination of this Agreement. Parent shall complete and file in a timely fashion through December 31, 2006 all filings under the Exchange Act necessary for the Purchaser to satisfy the current public information requirement of Rule 144(c) under the Securities Act of 1933, as Amended.

     3.3 Notes and Purchaser's Option to Convert. Purchaser shall issue promissory notes (the "Notes") in the form set forth in Schedule 3.3 payable to the Equity Owners as follows: $300,000 to Mr. Andrew Grimaldi, $300,000 to Mr. Ken Keys, and $150,000 to Mr. Kevin Tierney. The Notes will be transferable, bear interest at the annual rate of 6.5%, and will be payable in equal monthly installments of principal and interest, with the first such payment payable on February 15, 2005, and the last such payment due on the fifth (5th) anniversary of the Closing Date. Schedule 3.3 to this Agreement sets forth such payments to made on each of the Notes. At Closing the Notes will be placed in escrow with Seller's attorney under the Escrow Agreement set forth in Exhibit A. At any time during the period of January 5, 2005 through January 15, 2005 Purchaser shall have the option of recalling all the shares of the Securities issued in the name(s) of all of the Equity Owners and exchanging them for the Note(s) issued in the names of the corresponding Equity Owner(s). If the Securities are not recalled by the Purchaser before January 16, 2005, the Escrow Agent shall return the Notes to Purchaser on request of Purchaser. It is agreed by the parties hereto and by the Equity Owners that this Section 3.3 shall survive the termination of this Agreement and shall be specifically enforceable in a court of equity.

     3.4 Allocation. Seller and Purchaser agree to enter into good-faith discussions to determine, by the Closing, the allocated fair market value of the Acquired Assets as follows:

                                        Accounts Receivable
                                        Inventory
                                        Furniture, Fixtures and Equipment
                                        Covenant not to Compete
                                        Customer List
                                        Goodwill

                                        TOTAL $1,650,000

     Such allocation shall be memorialized in a letter agreement between Seller and Purchaser to be executed at Closing, and shall be binding on Purchaser and Seller for all federal, state and local tax purposes. Purchaser and Seller shall file with their respective federal income tax returns forms that shall reflect such allocation.

     Section 4. Closing. Provided that the conditions in Sections 8 and 9 hereof have been satisfied or waived, the consummation of the purchase and sale of the Acquired Assets contemplated by this Agreement (the "Closing") shall, unless another date or place is agreed to in writing by Seller and Purchaser, take place at the offices of Akabas & Cohen, on November 15, 2004 (the "Closing Date"). All references contained herein to "the Effective Time of the Closing" shall be deemed to refer to the close of business on the date that the consummation of the transaction contemplated hereby is completed.

     Section 5. Representations and Warranties of Seller. Seller represents and warrants to QualMark as follows, and acknowledges and confirms that each such representation and warranty shall be deemed to be material and
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that QualMark is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by QualMark or on its behalf.

     5.1. Organization and Good Standing.

          (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is qualified to transact business and is in good standing as a foreign corporation in the jurisdictions where it is required to qualify.

          (b) Seller has the power and authority (corporate and otherwise) to own, lease and operate its properties and to carry on its business as now conducted.

          (c) Seller has no subsidiaries or equity investments in any entities.

     5.2. Consents, Authorizations and Binding Effect.

          (a) Seller may execute, deliver and perform this Agreement without the necessity of obtaining any consent, approval, authorization or waiver or giving any notice or otherwise, except as set forth on Schedule 5.2 hereto.

          (b) This Agreement has been duly authorized, executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement will not:

          (i) constitute a violation of the Certificate or Articles of Incorporation or the By-Laws, as amended, of Seller;

          (ii) conflict with, result in the breach of, constitute a default, with or without notice and/or lapse of time, under, result in being declared void or voidable any provision of, or result in any right to terminate or cancel any contract, lease, agreement, license, commitment or purchase order to which Seller or any of its properties is bound;

          (iii) constitute a violation of any statute, judgment, order, decree or regulation or rule of any court, governmental authority or arbitrator applicable or relating to Seller, the Acquired Assets or the business of Seller to be acquired by Purchaser pursuant hereto; or

          (iv) result in the acceleration of any debt or other obligation of Seller or the creation of any Lien (as defined in Section 5.4) upon any of the Acquired Assets.

     5.3. Financial Statements and Financial Condition.

          (a) Seller has maintained its books of account in accordance with applicable laws, rules and regulations, and such books and records are and, during the periods covered by the Financial Statements (hereinafter defined), were correct and complete in all respects, and completely and accurately reflect the transactions of Seller's business and the income, expenses, assets and liabilities of Seller, including the nature thereof and the transactions giving rise thereto.

          (b) Included in Schedule 5.3 are the reviewed balance sheets of Seller as of September 30, 2003 and September 30, 2004, and the related unaudited statements of income and of cash flows for the fiscal year ended each such September 30th (collectively the "Financial Statements"). The reviewed balance sheet of Seller as of September 30, 2004, is referred to in this Agreement as the "Balance Sheet.

          (c) The Financial Statements have been prepared from the books of account of Seller in accordance with GAAP, except for the valuation of inventory, which has been valued according to the method described on Schedule
5.5 hereto, and present fairly the financial position of the business of Seller as of the date of such
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statements and the results of operations of the business of Seller for the periods covered thereby. The Financial Statements reflect all necessary adjustments and reserves for losses and contingencies as of the date of such statements.

          (d) Seller has no material liabilities (including, without limitation, unasserted claims, whether known or unknown, matured or unmatured, absolute, contingent or otherwise) that are required to be reflected, and are not reflected or are in excess of the amount reflected, in the Balance Sheet or notes thereto except those incurred since the date of the Balance Sheet in the ordinary course of business, consistent with past practice, in arms' length transactions with unrelated parties, and which do not have and cannot reasonably be expected to have, in the aggregate, a material adverse effect on the business, financial condition or prospects of Seller (a "Material Adverse Effect").

     5.4. Title and Condition of Assets.

          (a) Except as otherwise disclosed on Schedule 5.4 hereto, Seller has, and pursuant to this Agreement Seller will sell, transfer, assign and deliver to Purchaser, good and marketable title to the Acquired Assets, free and clear of liens, encumbrances, claims of third parties, security interests, mortgages, pledges, agreements, options and rights of others of any kind whatsoever, whether or not filed, recorded or perfected, and including, without limitation, any conditional sale or title retention agreement or lease in the nature thereof or any financing statements filed in any jurisdiction or any agreement to give any such financing statements (hereinafter collectively referred to as "Liens"), other than rights of third parties under leases of tangible personal property disclosed on Schedule 5.4(a) hereto and liens for taxes not due and payable.

          (b) The equipment included in the Acquired Assets is in operating condition and constitutes sufficient equipment necessary to operate the business of Seller as conducted during the year prior to the date hereof. None of the Acquired Assets has been affected by any fire, accident, act of God or any other casualty that materially and adversely impairs its function in the business of Seller. The business of Seller is not conducted under any restriction imposed upon Seller, but not imposed upon other similar businesses in the locality where its business is located.

          (c) Schedule 1.1(a)(i) hereto includes a complete and correct list and a summary description of substantially all material tangible personal property in the nature of machinery and equipment owned or leased by Seller and used in connection with the business of Seller.

          (d) Schedule 1.1(a)(i) hereto includes a complete and correct list and a summary description of substantially all material contracts used in connection with the business of Seller. The Contracts are good and valid, and enforceable in accordance with their terms. No consents or approvals are necessary to assign to and vest in Purchaser all of Seller's interest in the Contracts, except the Contracts listed on Schedule 5.4(d) hereto. Seller is not in material default under any of the Contracts and has no knowledge of any material default by any other party thereto.

     5.5. Inventories. The inventories of Seller reflected on the Balance Sheet have been valued in Seller's reasonable determination of fair market value in accordance with Schedule 5.5 hereof, and the value of obsolete materials and materials of below standard quality has been written down.

     5.6. Receivables. The trade accounts and other receivables of Seller are bona fide receivables and arose out of arms' length transactions, are recorded correctly on the books and records of Seller, and are not subject to any offsetting claims or adjustments, known to Seller, except to the extent of any reserves therefor reflected on the Balance Sheet or added by Seller in the ordinary course of business since the date of the Balance Sheet, consistent with prior practice.

     5.7. Insurance.

          (a) Schedule 5.7 hereto sets forth (i) a list of all policies of insurance maintained by Seller, including insurance providing benefits for employees, in effect on the date hereof; (ii) a description of the coverage of such policies; and (iii) the annual premiums therefor and the underwriter and expiration dates thereof.

          (b) There are no claims pending or, to the best knowledge of Seller, threatened under Seller's casualty or liability insurance policies, and no claim has been made thereunder during the three years preceding the date hereof. All premiums due and payable thereon have been paid, and all such policies are in full force and effect in
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accordance with their respective terms. Such policies are underwritten by financially sound and reputable insurers and constitute commercially reasonable insurance coverage in respect of Seller's past practice and companies similarly situated with Seller. There are no outstanding claims or liabilities, whether fixed or contingent, known to Seller, under any medical reimbursement plan or any other plan, policy or arrangement under which Seller acts as a self-insured.

     5.8. Litigation and Compliance.

          (a) There are no actions, suits, claims or proceedings or governmental or administrative investigations pending or, to the best knowledge of Seller, threatened, nor, to the best knowledge of Seller, is there any reasonable basis for any such action, suit, claim or proceeding (i) by, against or otherwise involving Seller, Seller's officers, directors, employees or agents, any of the Acquired Assets or any asset or property of others leased or used by Seller pursuant to an agreement to be assigned by Seller or (ii) which questions or challenges the validity of this Agreement or any action taken or to be taken pursuant to this Agreement.

          (b) Seller possesses all material permits, licenses and consents from any governmental authority necessary to enable Seller to conduct the business, taken as a whole, substantially as now conducted. Seller is in substantial compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any violation by Seller of, any statute, law, ordinance, regulation, decree or order applicable to the business or operations of Seller.

          (c) Neither Seller nor any of the Acquired Assets or transactions contemplated under this Agreement is subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to the business and operations of Seller.

     5.9. Taxes.

          (a) Seller has, or on or before the Closing Date will have, duly filed all tax reports and returns required to be filed in respect of its business and operations and the Acquired Assets as of such date. All such tax reports and returns are or will be complete, accurate and in compliance with all relevant laws and regulations in all material respects, and none has been audited by any governmental authority. Seller has, or on or before the Closing Date will have, paid and discharged all federal, state, local and foreign taxes, interest, penalties or other payments required, as the case may be, to be paid and then currently due as shown on such tax reports and returns or otherwise in respect of the Acquired Assets and the business, operations and employees of Seller as of such date. To the best knowledge of Seller, no audit of Seller is planned or threatened. Seller has withheld proper and accurate amounts from its employees' compensation in substantial compliance with all withholding and similar provisions of the IRS Code of 1986, as amended, and any other applicable law.

          (b) Seller has not received notice of any tax deficiency outstanding, proposed or assessed against it, nor does Seller have any knowledge of any basis for any tax deficiency or assessment, nor has Seller executed any waiver of any statute of limitations on the assessment or collection of any tax. There are no tax liens upon, pending against or, to the best knowledge of Seller, threatened against any Acquired Assets.

     5.10. Employees. Schedule 5.10 hereto contains a list of all persons receiving compensation from Seller and a description of all compensation arrangements (including without limitation salaries and bonus compensation) and employment agreements affecting them. No employee of any Seller is covered by any collective bargaining agreement.

     5.11. ERISA. Included on Schedule 5.11 is a list of each employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), written or oral employment or consulting agreement, severance pay plan, employee relations policy, practice or arrangement, agreements with respect to leased or temporary employees, vacation plan or arrangement, sick plan, stock purchase plan, stock option plan, fringe benefit plan, bonus plan and any deferred compensation agreement, plan or program covering any present or former employee of Seller and which is, or at any time was, sponsored or maintained by (or to which contributions are, were, or at any time were required to have been, made by) Seller or any other organization
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which is a member of a controlled group of organizations (within the meaning of
Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended) of which each Seller is a member (the "Controlled Group").

     5.12. Contracts. Etc. All material contracts, leases, agreements, licenses, commitments and orders to which Seller is a party or by which Seller or any of its assets is bound relating in any way to the business of Seller ("Contracts") are listed on Schedule l.l(a)(ii). All of the Contracts are in full force and effect. To the knowledge of Seller, no party to any such Contract has committed a material breach thereof that is continuing on the date hereof, and no party to any such Contract is paying on the date hereof liquidated damages in lieu of performance thereunder.

     5.13. Parent Stock. Seller is acquiring the Securities for investment purposes, and not as a result of any advertisement, public meeting or other public offering. Seller acknowledges that the Securities are not registered and are restricted securities as defined in SEC Rule 144(a)(3)(i). Seller is aware of the risks of an investment in securities, and Seller has no need for any income from its investment in the Securities and can afford to lose its entire investment. Seller acknowledges that QualMark has made no representation as to the value of the Securities now or in the future. Seller or legal and financial advisors available to Seller, has such knowledge and experience in financial and business matters so that Seller is capable of assessing the merits and risks of acquiring the Securities.

     5.14. Fraudulent Conveyances; Bankruptcy. Seller is not entering into this Agreement with the intent to hinder, delay or defraud present or future creditors. Seller is not now insolvent and is not, and has not been, involved in any bankruptcy or similar proceeding.

     5.15. Other Information. The Schedules annexed hereto and the documents and information with respect to Seller, the Acquired Assets and the business of Seller that are required to be supplied to Purchaser pursuant to this Agreement do not contain any statement which is false or misleading with respect to a material fact.

     Section 6. Representations and Warranties of QualMark. QualMark represents and warrants to Seller as follows, and acknowledges that Seller is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by Seller or on its behalf.

     6.1. Authorizations and Binding Effect. Purchaser and Parent are duly licensed to carry on their business as currently conducted in the State of Colorado, and in each state in which QualMark currently is doing business. This Agreement has been duly executed and delivered by Purchaser and Parent and constitutes the legal, valid and binding obligation of such parties, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement does not and will not:

          (i) conflict with, result in the breach of, constitute a default, with or without notice and/or lapse of time, result in being declared void or voidable any provision of, or result in any right to terminate or cancel any contract, lease or agreement to which QualMark or any of its properties is bound;

          (ii) constitute a violation of any statute, judgment, order, decree or regulation or rule of any court, governmental authority or arbitrator applicable or relating to QualMark; or

          (iii) result in the acceleration of any debt or other obligation of QualMark.

     6.2. Judgments. No judgments exist against QualMark or any of QualMark's assets.

     6.3. Litigation. No actions, suits, claims, proceedings or investigations (whether or not purportedly on behalf of or against QualMark), including, without limitation, the claims by Dr. Hobbs against the Purchaser in Civil Actions Nos. 03-WY-0198 AJ (MJW) and 04-WY-1362-AJ (MJW) in the United States District Court for the District Of Colorado and the United States Court of Appeals for the Tenth Circuit, are pending or threatened against QualMark at law or in equity that relate to the transactions contemplated by this Agreement or that will prohibit QualMark from performing the obligations to be performed by it hereunder.

     6.4. Parent Stock.

          (a) The Securities, when issued pursuant to the terms hereof, will constitute the duly authorized, validly issued, fully paid and nonassessable shares of Parent.

          (b) A description of each class of security authorized to be issued by Parent, including the number authorized to be issued and the number actually issued, is included in Schedule 6.4 hereto

          (c) The most recent Forms 10-QSB and 10-KSB, and any Forms 8-K filed since the most recent 10-KSB, filed by Parent with the Securities and Exchange Commission (the "34 Act Filings") are included in Schedule 6.4 hereto and are true and correct in all material respects and do not omit to state any fact that is necessary to prevent the disclosures therein from being misleading.

          (d) QualMark is in compliance with, is not in default or violation in any respect under, and has not been charged with or received any notice at any time of any violation by QualMark of, any securities law or regulation reporting requirements.

     Section 7. Covenants.

     7.1. Access to Records and Properties of Seller. Between the date of this Agreement and the Closing Date, Seller shall give to QualMark such access to the premises, books and records of Seller as QualMark may from time to time reasonably request. Any investigation pursuant to this Section 7.1 shall be conducted in such manner as not to interfere unreasonably with the operation of the business of Seller.

     7.2. Operation of Seller. From and after the date hereof Seller shall:

          (a) Operate Seller's business diligently and only in the usual, ordinary manner and, to the extent consistent with such operation, (i) preserve its current business organization intact, (ii) preserve its current relationships with employees, customers, suppliers and all other persons having business dealings with them and (iii) maintain in force the insurance policies referred to in Section 5.7 hereof.

          (b) Maintain Seller's books, accounts and records in the usual and ordinary manner, and in a manner that fairly and correctly reflects Seller's income, expenses, assets and liabilities in accordance with generally accepted accounting principles on a basis consistent with prior years.

          (c) Comply with all Federal, state, local and other governmental (domestic or foreign) laws, statutes, ordinances, rules, regulations, orders, writs, injunctions, decrees, awards or other requirements of any court or other governmental or other authority applicable to them or their assets or to the conduct of their business, and use best efforts to perform all obligations under all contracts, agreements, licenses, permits and undertakings without default.

          (d) Not sell or dispose of any of the Acquired Assets and not acquire any capital assets.

          (e) Not incur any indebtedness other than that incurred in the usual and ordinary course of business.

          (f) Not make any agreement, commitment or arrangement to take any action inconsistent with the obligations under, or prohibited by, the foregoing Subsection 7.2.

     7.3. Operation of QualMark. From and after the date hereof through the Closing Date QualMark shall:

          (a) not issue any securities of any class, except the Securities to Seller.

          (b) operate QualMark's business diligently and only in the usual, ordinary manner and, to the extent consistent with such operation, preserve its current business organization intact.

     7.4. Competing Transactions. Seller shall not take any action, directly or indirectly, to negotiate, cause, promote, authorize or agree to any transaction competing or interfering with any of the transactions contemplated by this Agreement.

     7.5. Best Efforts to Satisfy Conditions and Notice. Seller and QualMark shall each use its best efforts to cause the conditions to the obligations of the other party to be satisfied to the extent that the satisfaction of such conditions is in its or his control, including obtaining any necessary consents, authorizations, and approvals. Seller and QualMark shall notify the other promptly of any representation or warranty made by it herein that becomes untrue prior to the Closing.

     7.6. Reserved.

     7.7. Reserved.

     7.8. Confidentiality; Announcements. The parties hereto shall keep in strict confidence, and shall refrain from disclosing, except as strictly necessary to accomplish the consummation of the transactions contemplated hereunder, all information pertaining to the business of Seller and QualMark and relating to this Agreement, including, without limitation, the terms of such transaction. The parties agree to consult with each other and to coordinate with one another prior to the issuance of any press release or similar public announcement or communication. Provided, however, that neither party shall be restrained from making any such disclosure as may be required by the Securities Laws or other laws.

     Section 8. Conditions of Obligations of QualMark. The obligations of QualMark to consummate the purchase and sale under this Agreement are subject to the satisfaction of the following conditions, each of which may be waived by QualMark.

     8.1. Representations and Warranties; Performance of Obligations.

          (a) The representations and warranties of Seller set forth in Section 5 hereof and in all agreements, documents and instruments executed and delivered pursuant hereto or in connection with the Closing shall have been on the date hereof and shall be on the Closing Date true and correct in all material respects as though made on and as of the Closing Date.

          (b) Seller shall have performed the agreements and obligations necessary to be performed by them under this Agreement prior to the Closing Date. Without limiting the generality of the foregoing, Seller shall have obtained all consents, waivers, approvals and authorizations, and shall have given all notices to third parties, and discharged in full any Liens, necessary to convey, sell, transfer, assign and deliver to Purchaser all of the Acquired Assets and to vest in Purchaser all right, title, interest and claims of Seller in, to, relating to or arising under the Acquired Assets free and clear of any Liens.

          (c) Seller shall have delivered to Purchaser a certificate dated the Closing Date and signed on behalf of Seller by an authorized officer or representative certifying to the fulfillment of the conditions set forth in subsections 8.l(a) and 8.1(b) above.

          (d) The Closing Date Balance Sheet to be delivered on November 11, 2004, shall show a Closing Current Ratio (as defined in Section 2(c) above) of at least 2.9:1.

     8.2. Transfer of Acquired Assets. Seller shall have delivered to Purchaser the Acquired Assets and such bills of sale, assignments and other good and sufficient instruments of transfer and conveyance, in form and substance reasonably satisfactory to Purchaser and its counsel, as shall be effective to vest in Purchaser, and to evidence the vesting in Purchaser of, good and marketable title to the Acquired Assets as provided for herein.

     8.3. Seller's Goodstanding. Seller shall have provided Purchaser with a copy of a short-form good-standing certificate of the state of its incorporation, together with a copy of its charter and by-laws, as amended, and the minutes of its board meeting (or, if applicable, executed consent of its directors) approving this Agreement, each of the documents referred to herein and the consummation of the transactions contemplated hereby.

     8.4. Lease, Noncompetition and Employment Agreements. Seller shall have executed and delivered to Purchaser a lease for the premises at West Haven, CT, in the form of Exhibit B attached hereto, and fully complied with its obligations under Article 12 thereof. Seller shall have executed and delivered to QualMark a noncompete agreement in the form of Exhibit C attached hereto. Andrew Grimaldi shall have executed and delivered to QualMark a noncompetition agreement in the form of Exhibit D attached hereto. Ken Keyes shall have executed and delivered to QualMark a noncompetition agreement in the form of Exhibit E attached hereto. Kevin Tierney shall have executed and delivered to QualMark a noncompetition agreement in the form of Exhibit F attached hereto. Purchaser shall have entered into an employment agreement with Andrew Grimaldi in the form of Exhibit G attached hereto. Purchaser shall have entered into an employment agreement with Ken Keys in the form of Exhibit H attached hereto.

     8.5. Chase Term Loan. Not later than the Closing Date, Seller shall fully pay off all its obligations under the Chase Term Loan and provide Purchaser with a copy of the duly-executed release of said indebtedness which Seller shall cause to be promptly recorded.

     8.6. Opinion of Counsel. QualMark shall have received an opinion from Seller's counsel, dated the Closing Date, to the effect that (i) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut, (ii) Seller has all requisite corporate power and authority to enter into and consummate the transactions contemplated by this Agreement and related documents (the aforesaid documents hereinafter referred to as the "Operative Documents") and (iii) the Operative Documents have been duly executed and delivered by Seller and are the valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, subject as to enforcement to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally and the application of equitable principles.

     8.7. Ratification. This Agreement and the execution hereof by each of the parties hereto shall have been ratified by their respective Boards of Directors.

     8.8. Other Matters. Seller shall have furnished, or caused to be furnished, to QualMark, in form and substance satisfactory to QualMark, such certificates and other evidence as QualMark may have reasonably requested as to the satisfaction of the conditions contained in this Section 8 and as to such other matters as QualMark may reasonably request.

     Section 9. Conditions of Obligations of Seller. The obligations of Seller to consummate the sale and purchase under this Agreement are subject to the satisfaction of the following conditions, each of which may be waived by Seller.

     9.1. Representations and Warranties; Performance of Obligations.

          (a) The representations and warranties of QualMark set forth in
Section 6 hereof and in all agreements, documents and instruments executed and delivered pursuant hereto or in connection with the Closing shall have been and be true and correct in all respects at all times commencing with the date of this Agreement and ending with and on the Closing Date as though made on and as of the Closing Date.

          (b) QualMark shall have performed the agreements and obligations necessary to be performed by it under this Agreement prior to the Closing Date.

          (c) QualMark shall have delivered to Seller a certificate dated the Closing Date and signed on behalf of Purchaser by an authorized officer or representative certifying to the fulfillment of the conditions set forth in subsections 9.l(a) and 9.1(b) above.

     9.2. Purchase Price. Purchaser shall have delivered to Seller the portion of the Purchase Price to be delivered on the Closing Date pursuant to Section 3 hereof.

     9.3. QualMark's Goodstanding. Purchaser and Parent shall each have provided Seller with a copy of a short-form good-standing certificate of the state of their incorporation, together with a copy of their charter and by-laws, as amended, and the minutes of its board meeting (or, if applicable, executed consent of its directors) approving this Agreement, each of the documents referred to herein and the consummation of the transactions contemplated hereby.

     9.4. Employment Agreements. Purchaser and Andrew Grimaldi shall have entered into an agreement with regard to his employment in the form of Exhibit G attached hereto. Purchaser and Ken Keys shall have entered into an agreement with regard to his employment in the form of Exhibit H attached hereto.

     9.5. Reserved.

     9.6. Financing. By October 31, 2004, Parent shall have obtained a bank financing commitment that confirms execution of this Agreement and the bank's agreement to wire into the account of Seller on behalf of Purchaser the $850,000 to be paid upon Closing.

     9.7. Opinion of Counsel. Seller shall have received an opinion from QualMark's counsel, dated the Closing Date, to the effect that (i) Purchaser and Parent iare corporations duly organized, validly existing and in good standing under the laws of the State of Colorado, (ii) QualMark has all requisite corporate power and authority to enter into and consummate the transactions contemplated by this Agreement and each other Operative Document, (iii) The Securities, when issued pursuant to the terms hereof, will constitute the duly authorized, validly issued, fully paid and nonassessable shares of Parent, and
(iv) each of the Operative Documents has been duly executed and delivered by Purchaser and/or QualMark and are the valid and binding obligations of such parties, enforceable against them in accordance with their respective terms, subject as to enforcement to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally and the application of equitable principles.

     9.8. Ratification. This Agreement and the execution hereof by each of the parties hereto shall have been ratified by their respective Boards of Directors.

     9.9. Other Matters. QualMark shall have furnished, or caused to be furnished, to Seller, in form and substance satisfactory to Seller, such certificates and other evidence as Seller may have reasonably requested as to the satisfaction of the conditions contained in this Section 9 and as to such other matters as Seller may reasonably request.

     Section 10. Survival of Representations and Warranties; Indemnifications.

     10.1. Survival. The representations, warranties and agreements made in Sections 5 and 6 hereof and in the Schedules hereto by QualMark and Seller shall remain operative and in full force for a period of twelve months after the Closing Date, except with respect to Section 5.4(a) and with respect to tax matters, as to which such representations and warranties shall continue to survive for a period of any applicable statutes of limitation, regardless of any investigation made by or on behalf of any party.

     10.2. Indemnification by Seller. Seller shall defend and indemnify QualMark and its officers, employees and directors, from any and all losses, liabilities, proceedings, claims, settlements, judgments, fines, assessments, damages and expenses (including reasonable attorneys' fees and litigation expenses, whether arising out of a third party claim or relating to recovering indemnifiable damages from Seller) (collectively, the "indemnifiable damages") that

QualMark may suffer or incur in whole or in part by reason of, or which may arise out of: (i) the Excluded Liabilities; (ii) the inaccuracy of any of the representations of Seller in this Agreement; (iii) the breach by Seller of any of the covenants or warranties herein; (iv) any claim for payment of the Chase Term Loan; and (v) those matters described in Section 3.2 hereof.

     10.3. Indemnification by QualMark. Purchaser and Parent shall each defend and indemnify Seller and its officers, employees and directors, from any and all "indemnifiable damages" that Seller may suffer or incur by reason of: (i) the inaccuracy of any of their respective representations herein; and (ii) the breach of any of their respective covenants or warranties herein. Purchaser shall defend and indemnify Seller and its officers, employees and directors, from any and all "indemnifiable damages" that Seller may suffer or incur by reason of any claim for payment of any liability assumed by Purchaser pursuant hereto. Parent shall defend and indemnify Seller and its officers, employees and directors, from any and all "indemnifiable damages" that Seller may suffer or incur by reason of the Hobbs Claim.

     10.4. Notice and Right to Defend Third Party Claims.

          (a) Promptly upon receipt of notice of any third party claim, demand or assessment or the commencement of any suit, action or proceeding in respect of which indemnity may be sought on account of an indemnity agreement contained in this Section 10, the party seeking indemnification (the "Indemnitee") shall notify in writing, within sufficient time to respond to such claim or answer or otherwise plead in such action, the party or parties from whom indemnification is sought (collectively, the "Indemnitors") thereof; provided, however, that failure or delay to supply such notice shall not relieve Indemnitors of their indemnification obligation hereunder except to the extent that Indemnitors are actually prejudiced by such failure or delay.

          (b) In case any claim, demand or assessment is asserted or suit, action or proceeding commenced against an Indemnitee (collectively a "Claim") and it notifies the Indemnitors of the commencement thereof, if the Indemnitors acknowledge their indemnification obligations therefor hereunder, then, the Indemnitors together shall be entitled to participate therein, and, to the extent that they may wish, collectively to assume the defense, conduct or settlement thereof, with counsel satisfactory to the Indemnitee, whose consent to the selection of counsel shall not unreasonably be withheld. After notice from the Indemnitors to the Indemnitee of its election so to assume the defense, conduct or settlement thereof, the Indemnitors shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense, conduct or settlement thereof; provided, however, that if the Indemnitee has any separate defense from those of the Indemnitors, the Indemnitee shall have the right to be represented by its own counsel at the Indemnitors', expense. The Indemnitee shall have the right in any event to participate in any such defense with its own counsel at its own expense. The Indemnitee will cooperate with the Indemnitors in connection with any such Claim and make personnel, books and records relevant to the Claim available to the Indemnitors at Indemnitors' expense. In the event that the Indemnitors fail timely to defend, contest or otherwise protect against any such Claim, the Indemnitee shall have the right to defend, contest or otherwise protect against the same and may make any compromise or settlement thereof and recover the entire cost thereof from the Indemnitors, including, without limitation, reasonable attorneys, fees, disbursements and all amounts paid as a result of such Claim or compromise or settlement thereof.

          (c) Anything to the contrary herein notwithstanding, prior to finally settling any such Claim, the Indemnitors shall give to the Indemnitee prompt notice of their intention to settle same and the terms of such proposed settlement and acknowledging their indemnification responsibility therefor hereunder. If the Indemnitee shall object to such proposed settlement within 10 days, then the Indemnitee shall thereafter, at its sole expense, assume the control and defense of such claim, suit, action, investigation or proceeding and in such event the liability of the Indemnitors shall be limited to the amount for which the same could have been settled as proposed by the Indemnitors. If the Indemnitee does not object to the terms of the proposed settlement within the aforesaid l0-day period, then the Indemnitors shall have the right to consummate such proposed settlement upon the terms set forth in the aforesaid notice.

     10.5. Basket and Limitation of Liability. The foregoing indemnification provisions shall be the exclusive remedy any party may have for breach of representation, warranty, or covenant. Seller's liability under this Section 10 shall be subject to the following limitations:

          (a) Seller shall have no liability unless and until the aggregate amount of claims for which Seller is obligated to indemnify pursuant to Section
10.2 above shall exceed $40,000, but if the amount of such claims for which Seller is ultimately found to be obligated exceeds such $40,000, then Seller shall be liable for all such amounts, including such initial $40,000.

          (b) Notwithstanding the foregoing, QualMark shall be entitled to recover for, and the threshold amount set forth in paragraph 10.5(a) above shall not apply as a threshold to, any and all claims or payments made with respect to fraud, intentional misrepresentation, claims against individual Equity Holders under Section 3.2, willful misconduct of Seller, or any violation of Seller's warranty under Section 12 (Broker's Fees).

     10.6. Payment of Amounts Due. The amount of any indemnifiable damages conceded or determined to be due from one party to the other, pursuant to any of the provisions of this Section 10, shall be paid to other within five (5) business days from the date so conceded or determined.

     Section 11. Further Actions. From time to time, as and when requested by QualMark, Seller shall execute and deliver such documents and instruments and shall take such further or other actions as QualMark may deem necessary or desirable to carry out the intent and purposes of this Agreement, to convey, transfer, assign and deliver to Purchaser, and its successors and assigns, the Acquired Assets (or to evidence any of the foregoing) and to consummate and give effect to the other transactions contemplated hereby. From and after the Closing Date Purchaser shall have the right and authority to collect for its own account all accounts receivable and other items that are included in the Acquired Assets transferred to it and to endorse (for deposit only) with the name of Seller any checks or drafts received by it with respect to accounts receivable or other items that are included in the Acquired Assets. Purchaser and Seller agree to establish procedures whereby any checks or drafts received by Seller or its subsidiaries with respect to receivables or other items relating solely to the Acquired Assets will be promptly delivered to or deposited for the credit of Purchaser.

     Section 12. Broker's Fees. Each of Seller and QualMark represents and warrants that it has not dealt with any broker or agent in regard to the transactions contemplated herein other than Woodbridge Group, Inc. Seller shall pay any commission due to Woodbridge Group, Inc., and otherwise each of Seller and QualMark shall pay its own broker fees.

     Section 13. Expenses. Except as otherwise specifically provided herein, Seller and QualMark shall bear their own, legal fees and other costs and expenses with respect to the negotiation, execution and the delivery of this Agreement and the consummation of the transactions hereunder, and the Acquired Assets shall not be reduced or impaired by the payment or accrual of any such costs and expenses of Seller.

     Section 14. Entire Agreement. This Agreement, which includes the Schedules and Exhibits hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire agreement between Seller and Purchaser with respect to the transactions contemplated by this Agreement and supersedes all prior arrangements or understandings with respect thereto.

     Section 15. Construction.

          (a) The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

          (b) Each of the parties to this Agreement participated in the drafting of this Agreement and the interpretation of any ambiguity contained in this Agreement will not be affected by the claim that a particular party drafted any provision hereof.

          (c) Any pronoun herein shall include all genders and/or the plural or singular as appropriate from the context.

     Section 16. Notices. All notices or other communications that are required or permitted hereunder shall be in writing and sufficient when delivered personally or telecopied by confirmed facsimile if delivered or telecopied during normal business hours, and if not, then on the next business day after delivery or telecopying, or the day accepted or rejected by addressee after mailing by registered or certified mail, return receipt requested, or the next business day if sent by nationally recognized overnight courier providing for signature on delivery, in each case postage prepaid, addressed as follows:

     If to Purchaser or Parent:

        Mr. Charles Johnston
        Chief Executive Officer
        QualMark Corporation
        4580 Florence St.
        Denver, CO 80238
        Fax: 303-254-8343

        And

        Mr. Anthony Scalese
        Chief Financial Officer
        QualMark Corporation
        4580 Florence St.
        Denver, CO 80238
        Fax: 303-254-8343

     with a copy to:

        Mark W. Reinhardt, Esq.
        440 Williams Street
        Denver, CO 80218
        Fax: 303-388-9766

     If to Seller:

        Andrew Grimaldi
        70 Blue Hills Road
        North Haven, CT 06473

        Ken Keys
        175 Shore Drive
        Branford, CT 06405

        Kevin Tierney
        26 Mill Road
        North Branford, CT 06471
     with a copy to:

        Akabas & Cohen
        488 Madison Avenue, 11th Floor
        New York, NY 10022
        Attn: Seth A. Akabas, Esq.
        Fax (212) 308-8582

Any party may by notice change the address to which notice or other communications to it are to be delivered or mailed.

     Section 17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut applicable to contracts entered into, executed and to be performed wholly in such state.

     Section 18. Assignability. This Agreement shall not be assignable otherwise than by operation of law by any party hereto without the prior written consent of the other parties, and any purported assignment without such prior written consent shall be void, except that QualMark may assign this agreement to a corporation controlling, controlled by or under common control with QualMark.

     Section 19. Waivers and Amendments. Any waiver of any term or condition of this Agreement, or any amendment or supplementation of this Agreement, shall be effective only if in writing executed by the party against whom such waiver, amendment or supplementation is sought to be charged. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

     Section 20. Third Party Rights. Any other provision of this Agreement to the contrary notwithstanding, this Agreement shall not create benefits for any third party.

     Section 21. Illegalities. In the event that any provision contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not, at the election of the party for whose benefit the provision exists, be in any way impaired.

     Section 22. Termination; Effect of Termination.

     22.1. Termination. This Agreement may be terminated at any time prior to the Closing:

          (a) by mutual consent of Purchaser, Parent and Seller;

          (b) by either QualMark or Seller (the "Non-Defaulting Party") if there has been a material breach of any material representation or warranty, covenant or agreement set forth in this Agreement on the part of the other party (the "Defaulting Party"); provided, however, that the Non-Defaulting Party shall not have the right to terminate this Agreement until after it has given written notice to the Defaulting Party, in reasonable specificity, of the breach in question and expressing the Non-Defaulting Party's intention so to terminate this Agreement as a result thereof, and the Defaulting Party shall have subsequently failed to cure such breach within thirty (30) days of the Defaulting Party's receipt of said notice; it being agreed that the Closing Date and the date specified in Section 4 shall be postponed to such date as is necessary for the expiration of such thirty (30) day period. Furthermore, the election of a party to close with knowledge of a breach or default by another party hereto shall constitute a waiver of such breach or default; or

          (c) by any party if the Closing shall not have occurred before November 16, 2004 or at such other date as the parties shall agree upon in writing, if at the time notice of such termination is given the Closing shall not have occurred for any reason other than a material breach of this Agreement by the terminating party; or

          (d) By QualMark if the Closing Date Balance Sheet does not show a Closing Current Ratio (as defined in Section 2(c) above) of at least 2.9:1.

     22.2. Effect of Termination. In the event of termination of this Agreement by any party as provided in Section 22.1, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of any party hereto or their respective officers, directors or employees except with respect to those provisions of this Agreement which will survive termination hereof, and except to the extent that such termination results from the willful breach (a "Willful Breach") in any material respect by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     Section 23 Counterparts. This Agreement may be executed in multiple counterparts all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the undersigned corporations has caused this Agreement to be executed by its duly authorized officer, as of the date first above written.

QUALMARK ACG CORPORATION                ACG DYNAMICS, INC.


By: /s/ Charles Johnston                 By: /s/ Andrew Grimaldi
    ---------------------------------       ------------------------------------
    Name:                                   Name:
          ---------------------------             ------------------------------
    Title:                                  Title:
           --------------------------              -----------------------------


QUALMARK CORPORATION


By: /s/ Charles Johnston
    ---------------------------------
    Name:
          ---------------------------
    Title:
           --------------------------

The Equity Owners (as to Section 3.2 only)


Mr. Andrew Grimaldi:
                     --------------------------


Mr. Ken Keys:
              ---------------------------------


Mr. Kevin Tierney:
                   ----------------------------

LIST OF EXHIBITS, SCHEDULES AND CLOSING DELIVERIES

Exhibits

A: Escrow Agreement
B: Lease
C: Seller Noncompetition Agreement
D: Grimaldi Noncompetition Agreement
E: Keys Noncompetition Agreement
F: Tierney Noncompetition Agreement
G: Grimaldi Employment Agreement
H: Keys Employment Agreement

Schedules

1.1(a)(i):   tangible property
   (a)(ii):  contracts, etc.
   (a)(iii): intangible assets
1.2          excluded personal property
3.2          Form of Securities Letters
3.3          form of the Notes
5.3:         Financial Statements
5.4(a):      liens and exceptions to title
5.4(d):      contracts requiring approval
5.5:         valuation method for inventory
5.7:         insurance
5.10:        employees and compensation
5.11:        health, welfare, etc. plans
6.4:         QualMark's capital structure; SEC filings

Closing Deliveries

Seller:
        Good-standing Certificate
        Bill of Sale; Assignments
        Board and Shareholder Consents
        Proof of release of Chase loan
        Certificate of fulfillment of conditions
        Opinion of Counsel

QualMark:
          Purchase Price
          Securities
          The Notes (to escrow with Seller's counsel)
          Good-standing Certificate
          Board Consents
          Opinion of Counsel